SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2012

DIGAGOGO VENTURES CORP.

(Exact name of Company as specified in its charter)

Delaware	333-166494	42-1769945
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

645 Griswold St., Suite 3500 Detroit, Michigan 48226-4120
(Address of principal executive offices)

Phone: 704-246-8073 Fax: 704-904-6385
(Company’s Telephone Number)

Copy of all Communications to: Vincent & Rees 175 S. Main Street 15th Floor Salt Lake City, UT 84111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2012, the Company’s Board of Directors was presented with the resignation of Mr. Nehru Chomatil as chief financial officer of the Company.  The Company’s board of directors believed such resignation was in the best interests of the Company, and as of June 4, 2012, Mr. Chomatil’s resignation as the Company’s chief financial officer was effective.  Mr. Chomatil still remains as the chief executive officer and director of the Company.

On June 4, 2012, the Company’s board of directors also accepted the appointment of Mr. Brian Teed as the chief financial officer of the Company.  Mr. Teed’s biographical information is as follows:

Brian Teed, age 60, has over thirty years of work experience in the financial and accounting industry.   Mr. Teed attended University of British Columbia where he took courses leading to the Certified General Accountant designation, obtaining the designation in 1970.  He has been a member of the Certified General Accountants Association of British Columbia since 1970.  Following graduation, Mr. Teed worked for two large development and construction companies in British Columbia, Canada, where he was promoted to Vice President of Finance.  Following this employment, Mr. Teed founded Teed & Company in 1991, which is a full-service accounting, taxation and financial advisory services firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIGAGOGO VENTURES CORP.

Date: June 11, 2012	By: /s/ Nehru Chomatil
Nehru Chomatil
Chief Executive Officer